Saul CentersCompanyProfileSeverna Park Marketplace, Severna Park, Maryland1

Forward-looking Statements

This following presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). When we refer to forward-looking statements or information, sometimes we use words such as "may," "will," "could," "should," "plans," "intends," "expects," "believes," "estimates," "project," "anticipates" and "continues" and other similar words. Forward-looking statements include information about possible or assumed future results of our business and our financial condition, liquidity, results of operations, plans and objectives. They also include, among other things, statements concerning anticipated revenues, income or loss, capital expenditures, dividends, capital structure, or other financial terms, as well as statements regarding subjects that are forward-looking by their nature, such as: our business and financing strategy; our ability to obtain future financing arrangements; our understanding of our competition and our ability to compete effectively; our projected operating results; market and industry trends; estimates relating to our future dividends; projected capital expenditures; and interest rates. The forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance, taking into account the information currently available to us. These beliefs, assumptions, and expectations may change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in our forward-looking statements. There are a number of factors that may cause actual results to vary from our forward-looking statements: challenging domestic and global credit markets and their effect on discretionary spending; the ability of our tenants to pay rent; our reliance on shopping center "anchor" tenants and other significant tenants; our substantial relationships with members of The Saul Organization; risks of financing, such as increases in interest rates, restrictions imposed by our debt, our ability to meet existing financial covenants and our ability to consummate planned and additional financings on acceptable terms; our development activities; our access to additional capital; our ability to successfully complete additional acquisitions or redevelopments, or if they are consummated, whether such acquisitions or developments perform as expected; risks generally incident to the ownership of real property, including adverse changes in economic conditions, changes in the investment climate for real estate, changes in real estate taxes and other operating expenses, adverse changes in governmental rules and fiscal policies, the relative illiquidity of real estate and environmental risks; risks related to our status as a REIT for federal income tax purposes, such as the existence of complex regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation and the adverse consequences of the failure to qualify as a REIT; and other risks described in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011. Given these uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements. We do not intend and disclaim any duty or obligation to update any of the forward-looking statements or to publicly release the results if we revise any of them, except as required under U.S. federal securities laws. You should review carefully the risks and the risk factors in the section captioned "Risk Factors" beginning on page 13 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated herein by reference.

Saul Centers

2

Company Highlights

- Experienced management team with local expertise and long history in the D. C. market
- Insider ownership totaling over $650 million *
- Stable, high quality portfolio
- Compelling internal growth prospects from leasing vacant space
- Conservative capital structure and solid coverage ratios

* 8.6 million shares of common stock and 6.9 million operating partnership units @ 1/24/2013 price of $43.64/share

Saul Centers

3

Management Biographies

B. Francis Saul II

- Chairman, Chief Executive Officer and Director since June 1993. Chairman of the Board of Directors and Chief Executive Officer of the B. F. Saul Company since 1969. Chairman of the Board of Trustees and Chief Executive Officer of the B. F. Saul Real Estate Investment Trust since 1969 and a Trustee since 1964. Chairman of the Board of Chevy Chase Trust Company and ASB Capital Management, LLC. Chairman of the Board and Chief Executive Officer of Chevy Chase Bank, F.S.B. from 1969 to 2009.

Thomas H. McCormick

- President. General Counsel since February 2005. Executive Vice President of Chevy Chase Bank, F.S.B. from 2005 to 2009. Currently, Senior Vice President, Chief Financial Officer, General Counsel and a Director of the B. F. Saul Company; Vice President and General Counsel and Chief Financial Officer of the B. F. Saul Real Estate Investment Trust; and Director of Chevy Chase Trust Company and ASB Capital Management, LLC.

J. Page Lansdale

- Executive Vice President-Real Estate. Senior Vice President of the Company since 2009. Beginning in 1990, Mr. Lansdale held various positions with Chevy Chase Bank, F.S.B., including most recently Senior Vice President of Corporate Real Estate from 2004 to 2009.

Scott V. Schneider

- Senior Vice President - Chief Financial Officer, Treasurer and Secretary since 1998. Vice President - Chief Financial Officer, Treasurer and Secretary of the Company from 1993 to 1998. Vice President of the B. F. Saul Company and B. F. Saul Property Company and Assistant Vice President of the B. F. Saul Real Estate Investment Trust from 1985 to 1993.

John F. Collich

- Senior Vice President - Acquisitions and Development since 2011. Senior Vice President - Retail Development 2000-2011. Vice President - Retail Development of the Company from 1993 to 2000. Vice President of the B. F. Saul Company and B. F. Saul Property Company in 1993.

Saul Centers

4

Property Property Operating Income9 months ended 9/30/2012Shopping Centers75%Mixed-Use25%DC. / Baltimore85%Other15%Geeogrraphiicc Miix & Prropeerrtty TypeeHigh Quality, D. C. centric portfolio of 57 operating properties50 shopping centers7 mixed-use / office buildings5Saul Centers

Shopping Centers

(for the 9 months ended 9/30/2012)


TRADER JOE'S

Thruway, Winston Salem, NC

- 50 retail properties generated 75% of property operating income
- 34 centers were grocery anchored & produced 82.5% of retail operating income
- Same property operating income increased 1.2% (over prior year period)
- 180 retail leases signed
- Approximately 925,000 square feet leased
- Tenants reported sales averaging $343 per square foot
- Grocers reported sales averaging $486 per square foot for 2011

Saul Centers

6

Favorable Demographics

Average household income within three mile radius of Saul Centers' retail properties exceeds the national average


$120,000
$110,000
$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
Saul Centers Avg..
National Avg..

Saul Centers Avg	$114,000
National Avg	$68,000

Source: U.S. Census Bureau, Census 2010
ESRI forecasts for 2012.

Saul Centers

7

Majjorr Reettaiill TeenanttssTenant Name Locations Retail SF % 9 Months 2012Total RevenueGiant Food 10 7.5% 5.0%Safeway 8 5.0% 2.7%Capital One Bank 19 0.9% 2.3%CVS 6 1.4% 1.6%Publix 5 3.1% 1.5%Lowe’s Home Center 2 3.3% 1.4%Harris Teeter 3 1.8% 1.3%Home Depot 2 3.1% 1.2%Office Depot 5 1.5% 1.0%Staples 3 0.8% 0.9%Totals 63 28.4% 18.9%Top 10 retail tenantsprovided only 19% of theCompany’s Total Revenue8Saul Centers

Offffiiccee/Miixeed—Ussee Prropeerrttiieess((fforr tthee 9 montthss eendeed 9/30/2012))1.4 million square feet (commercial)244 apartments25% of property operating incomeSame property operating income increased 3.6% (over prior year period)Clarendon Center, Arlington, VAWashington Square, Alexandria, VA 601 Pennsylvania Ave., Washington DC9Saul Centers

Majjorr Offffiiccee TeenanttssTenant Name Locations M-U SF % * 9 Months 2012Total RevenueAmerican Health Ins. Plans 1 3.9% 1.6%National Gallery of Art 1 2.5% 1.2%Credit Union Natl. Assn. 1 2.0% 1.1%HQ Global Workplace 1 1.4% 0.9%U. S. Government 2 2.2% 0.6%AECOM (former Earth Tech) 1 2.3% 0.6%BRLI Acquisition Corp. 1 3.2% 0.5%Southern Company 1 0.8% 0.5%Seracare Life Sciences 1 2.0% 0.5%Pharmaceutical Care 1 1.0% 0.5%Totals 11 21.3% 8.0%Top 10 office tenants providedonly 8% of the Company’sTotal Revenue* Mixed-use SF excludes Clarendon residential*10Saul Centers

Acquisitions

4 development sites,
(currently 1 & 2 story retail)
in 2010-2012 with
development potential of
over 1.5 MM SF

1500 Rockville Pike

Twinbrook Metro Station

Flagship Pads (legacy ownership)

White Flint Metro Station

Metro Pike Center

11503 Rockville Pike

5541 Nicholson Lane


M
M

Rockville Pike, Montgomery County, MD

Saul Centers

11

94.1%93.3%94.0%94.7%96.8%95.8%94.9%91.9% 91.9%89.9%91.8%20022003200420052006200720082009201020113rd Q 2012Average Leasing Percentage Overall Portfolio Leasing Percentage Overall Portfolio Leasing Percentage((EExxcclludiing prropeerrttiieess undeerr deevveellooppmeenntt))10-year average = 93.7%Compelling internal growth prospects through lease-up of vacant space12Saul Centers

Dividend as a % of FFO


Dividend Payout
65%
64%
70%
64%
68%
71%
63%
2006
2007
2008
2009
2010
2011
9 Mos '12

Conservative FFO payout ratio: 63% of 9 Months 2012 FFO was paid out in dividends.

Saul Centers

13

Deebtt SSummaarry

SSeepptteembbeerr 30,, 2012 ((aand fforr tthee tthrreeee montthss ttheen eendeed))

98% fixed rate, nonrecourse debt

Weighted average mortgage interest rate was 5.9%

Interest coverage = 2.7 times

Fixed charge (interest + preferred) coverage = 2.1 times

$175 million credit line, no outstanding balance

$33.5 million in cash balances

14

Saul Centers

Market Capitalization Highlights

9/30/2012 closing price
= $44.40/sh



Common Equity
Preferred Equity
Debt
$2,000
$1,500
$1,000
$500
Millions
$424
$352
$2,199
$1,185
53.9%
$186
8.5%
$828
37.7%
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
3Q'12
Year End

Saul Centers

15

$70 $13 $15 $28 $62 $61$11$37$9$67$20$135$422013201420152016201720182019 20202021202220232024202520262027(Excludes scheduled amortization)Year Debt Matures$0$50$100$150Millions Mortgage Debt Maturities Mortgage Debt Maturitiesaass off 9/30/2012Weighted average maturity ofmortgage debt 9.8 years* A total of $33 million of the 2013 maturities were paid off prior to 12/31/2012.*16Saul Centers

2013 Maturities$23 million outstanding, due 1/2013, secured by 601 Pennsylvania Ave$10 million outstanding, due 1/2013, secured by Smallwood Center$15 million outstanding, due 5/2013, secured by Northrock$16 million outstanding, due 6/2013, secured by Metro Pike$7 million outstanding, due 7/2013, secured by Cruse MarketPlace2014 Maturities$13 million outstanding, due 5/2014, secured by Seabreeze* Paid off prior to 12/31/2012Deebtt Matturriittiieessaass off 9/30/2012** In the process of refinancing******17Saul Centers

Company Hiighlliighttss Experienced management team with local expertise and long history in the D. C. market Insider ownership totaling over $650 million *Stable, high quality portfolio Compelling internal growth prospects from leasing vacant space Conservative capital structure and solid coverage ratios* 8.6 million shares of common stock and 6.9 million operating partnership units @ 1/24/2013 price of $43.64/share18Saul Centers

Saul Centers NYSE Symbol: B F SWestview Village, Frederick, Maryland 19 Saul Centers